As filed with the Securities and Exchange Commission on October
15, 1996

                   Registration Statement No. 333-____________



                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549
                       ____________________

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                      CHESAPEAKE CORPORATION
      (Exact name of Registrant as specified in its Charter)

      Virginia                                54-0166880
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

                  1021 East Cary Street, Box 2350
                  Richmond, Virginia  23218-2350
    (Address of principal executive office, including zip code)

               CHESAPEAKE CORPORATION STOCK PURCHASE
                   PLAN FOR HOURLY EMPLOYEES OF
                    WISCONSIN TISSUE MILLS INC.
                     (Full title of the Plan)
                       ____________________

                       J.P. Causey Jr., Esq.
           Senior Vice President, Secretary & General Counsel
                      Chesapeake Corporation
                  1021 East Cary Street, Box 2350
                  Richmond, Virginia  23218-2350
                           804-697-1000
(Name, address and telephone number, including area code, of agent for service)

                          With copies to:

                     Hugh V. White, Jr., Esq.
                         Hunton & Williams
                       951 East Byrd Street
                  Richmond, Virginia  23219-4074
                           804-788-8200
                       ____________________

                  CALCULATION OF REGISTRATION FEE


                            Proposed      Proposed
Title of                    Maximum       Maximum    Amount
Securities      Amount      Offering      Aggregate   of
to be           to be       Price         Offering  Registration
Registered(1)  Registered   Per Share(2)  Price(2)   Fee

Common          300,000     $27.375        $8,212,500  $2,489
Stock, $1       shares
par value
per share


     (1) Pursuant to Rule 416(c) under Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In addition, each share of Common Stock is accompanied by one Preferred Share Purchase Right.

     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $27.375 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 10, 1996, as reported in The Wall Street Journal.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Chesapeake Corporation ("Chesapeake") with the Commission (file No. 1-3203) are incorporated herein by reference and made a part hereof: (i) Chesapeake's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Chesapeake's Quarterly Reports on
Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996; and (iii) the description of Chesapeake's Common
Stock (the "Common Stock") contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.


     All documents filed by Chesapeake or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not required to be filed with the Securities and Exchange
Commission.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Chesapeake's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, Chesapeake carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Chesapeake's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of Chesapeake shall be liable to Chesapeake or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of Chesapeake or brought by or on behalf of stockholders of Chesapeake, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to - 704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1  Articles of Incorporation (filed as Exhibit 3.1 to
     Chesapeake's Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2 Bylaws (filed as Exhibit 3.2 to Chesapeake's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

4.3  Rights Agreement, dated as of March 15, 1988, between
     Chesapeake and Crestar Bank (filed as Exhibit 4.1 to
     Chesapeake's Current Report on Form 8-K dated March 15,
     1988, and incorporated herein by reference).

4.4 Rights Agreement Amendment, dated as of August 24, 1992, between Chesapeake and Harris Trust and Savings Bank (filed as Exhibit 4.4 to Chesapeake's registration statement on Form S-8 (File No. 33-56473) and incorporated herein by reference).

4.5  Chesapeake Corporation Stock Purchase Plan for Hourly
     Employees of Wisconsin Tissue Mills Inc. (filed herewith).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1 Consent of Hunton & Williams (included in Exhibit 5).

23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith).

24   Powers of Attorney (included on signature page).

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required
                    by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include any material information with
                    respect to the plan of distribution
                    not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 15th day of October, 1996.

                                 CHESAPEAKE CORPORATION
                                 (Registrant)


                                 By  /s/ J. Carter Fox


                                     J. Carter Fox
                                     President, Chief Executive
                                     Officer and Chairman
                                     of the Board of Directors


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of October, 1996. Each person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints the agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

           Signature                             Title

By  /s/ J. Carter Fox
      J. Carter Fox
      Chairman of the Board of Directors,
      President & Chief Executive Officer

By  /s/ M. Katherine Dwyer
      M. Katherine Dwyer
      Director

By  /s/ Robert L. Hintz
      Robert L. Hintz
      Director

By  /s/ William D. McCoy
      William D. McCoy
      Director

By  /s/ C. Elis Olsson
      C. Elis Olsson
      Director

By
      John W. Rosenblum
      Director


By
      Frank S. Royal
      Director


By  /s/ Wallace Stettinius
      Wallace Stettinius
      Director


By  /s/ John Hoyt Stookey
      John Hoyt Stookey
      Director


By  /s/ Richard G. Tilghman
      Richard G. Tilghman
      Director

By  /s/ Joseph P. Viviano
      Joseph P. Viviano
      Director

By  /s/ Harry H. Warner
      Harry H. Warner
      Director

By  /s/ Andrew J. Kohut
      Andrew J. Kohut
      Group Vice President - Specialty Packaging
      & Merchandising Services & Chief Financial
      Officer

By  /s/ Christopher R. Burgess
      Christopher R. Burgess
      Controller

         EXHIBIT INDEX


                                                   Sequentially
     Exhibit No.           Description             Numbered Page


         4.1        Articles of Incorporation
                    (filed as Exhibit 3.1 to
                    Chesapeake's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1989,
                    and incorporated herein by
                    reference).

         4.2        Bylaws (filed as Exhibit 3.2
                    to Chesapeake's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1991,
                    and incorporated herein
                    by reference).

         4.3        Rights Agreement, dated as of
                    March 15, 1988, between
                    Chesapeake and Crestar
                    Bank (filed as Exhibit 4.1
                    to Chesapeake's Current Report
                    on Form 8-K dated March 15, 1988,
                    and incorporated herein by
                    reference).

         4.4       Rights Agreement Amendment,
                   dated as of August 24, 1992,
                   between Chesapeake and
                   Harris Trust and Savings
                   Bank (filed as Exhibit 4.4
                   to the Chesapeake's registration
                   statement on Form S-8 (File
                   No. 33-56473) and incorporated
                   herein by reference).

         4.5       Chesapeake Corporation Stock
                   Purchase Plan for Hourly
                   Employees of Wisconsin
                   Tissue Mills Inc. (filed
                   herewith).

          5        Opinion of Hunton & Williams
                   as to the legality of the
                   securities being registered
                   (filed herewith).

        23.1       Consent of Hunton & Williams
                   (included in Exhibit 5).

        23.2       Consent of Coopers & Lybrand L.L.P.
                   (filed herewith).

         24        Powers of Attorney
                   (included on signature page).